SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                July 19, 2005
                                -------------
                                Date of Report
                      (Date of Earliest Event Reported)

                                  eGene, Inc.
                                  -----------
            (Exact Name of Registrant as Specified in its Charter)

        Nevada                    0-32393                 87-0645507
        ------                    -------                 ----------
   (State or other          (Commission File No.)   (IRS Employer I.D. No.)
    Jurisdiction)

                                17841 Fitch
                          Irvine, California  92614
                        ------------------------------
                   (Address of Principal Executive Offices)

                                949-250-8686
                                ------------
                         Registrant's Telephone Number

                                    N/A
                         ----------------------------
         (Former Name or Former Address if changed Since Last Report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
----------------------------------

     At a meeting held on July 19, 2005, the Board of Directors of eGene, Inc., a Nevada corporation (the "Company"), voted to remove Udo Henseler as Chief Executive Officer of the Company and to replace him with Ming S. Liu, all effective as of that date.

     On July 20, 2005, Jeffrey S. Williams resigned as Chief Financial Officer of the Company, effective as of that date. As of the date of this Current Report, the Company has not filled the vacancy left by Mr. Williams' resignation.

     Mr. Liu, age 46, has served in various capacities, including founder, President, Executive Vice President, director, and Chief Application Scientist of our wholly-owned subsidiary, BioCal Technology, Inc., a California corporation, since July, 2000. He is directly involved in the Company's technology and business development. Mr. Liu was the principal scientist, Beckman Coulter, Inc., from November, 1993, to July, 2000. He obtained his M.S. degree from National Taiwan University, Taiwan, in 1983, and his Ph.D. degree from the University of British Columbia, Canada, in 1991.

     Mr. Liu is also Executive Vice President and a director of the Company. He does is not a director of any other company that files periodic reports with the Securities and Exchange Commission. There are no family relationships among any of the Company's directors, executive officers or persons nominated to become directors or executive officers.

     During the calendar year ended December 31, 204, the Company purchased tooling products from a manufacturing company whose ownership includes one of the Company's directors and stockholders. The total purchases for 2004 and 2003 were $31,713 and $0, respectively. The total balance owed to this party as of December 31, 2004, and 2003, was $4,043 and $0, respectively.

     During the calendar year ended December 31, 2004, the Company paid $50,000 for financial advisory services to a stockholder. No amounts were paid during the prior year. No amounts were owed to the party as of December 31, 2004, and 2003.

     During 2004 and 2003, the Company received $602,935 and $41,174, respectively, in revenues/product sales from a stockholder. The party's accounts receivable balances for 2004 and 2003 were $96,141 and $13,936, respectively.

     Except as noted above, there were no material transactions, or series of similar transactions, during the Company's last three calendar years, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGENE, INC.


Date: 7/22/05                            /s/ Ming S. Liu
      --------                          ------------------------
                                        Ming S. Liu
                                        Chief Executive Officer, Executive
                                        Vice President and Director